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                                                                    EXHIBIT 5(a)





                                          January 28, 1998



Union Tank Car Company
225 West Washington Street
Chicago, Illinois  60606

         Re:     Shelf Registration of $300,000,000 of
                 Debt Securities and Pass Through Certificates

Ladies and Gentlemen:

         We have acted as counsel to Union Tank Car Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement relates to the public offering of up to $300,000,000 aggregate principal amount of debt securities (the "Debt Securities") and pass through certificates (the "Pass Through Certificates") that may be issued in one or more series from time to time. Each series of Debt Securities will be issued under an Indenture dated as of January 16, 1997 (as supplemented from time to time, the "Indenture") between the Company and Harris Trust and Savings Bank, as Trustee (the "Indenture Trustee"). Each series of Pass Through Certificates will be issued under a Pass Through Trust Agreement (as supplemented from time to time, the "Basic Agreement") to be entered into between the Company and Harris Trust and Savings Bank, as Trustee (the "Pass Through Trustee"), as supplemented by a trust supplement relating to such series of Pass Through Certificates (each, a "Trust Supplement").

         As such counsel, we have examined the Indenture and the proposed form of the Basic Agreement and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. We have also assumed that the Basic Agreement will, when executed and delivered, be
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Union Tank Car Company
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January 28, 1998


substantially in the form submitted to us for examination and that the specific terms and provisions of each series of Debt Securities and Pass Through Certificates will be approved by or pursuant to appropriate action of the Board of Directors of the Company, as contemplated by the Indenture and the Basic Agreement.

         Based upon and subject to the foregoing, it is our opinion that:

                 1. Subject to the approval of the specific terms and provisions of each series of Debt Securities by appropriate action of the Board of Directors of the Company and assuming the due authorization, execution and delivery by the Indenture Trustee of the Indenture and each supplement thereto, the Debt Securities will have been duly authorized for issuance and, when the Debt Securities are duly executed, authenticated, issued and delivered and upon receipt of payment therefor, the Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                 2. Assuming the due authorization, execution and delivery by the Pass Through Trustee of the Basic Agreement and the Trust Supplement relating to each series of Pass Through Certificates and the due authorization, execution, issuance, authentication and delivery of each series of Pass Through Certificates by the Pass Through Trustee in accordance with the terms of the Basic Agreement and the Trust Supplement relating to each such series, each series of Pass Through Certificates will constitute valid and binding obligations of the Pass Through Trustee (to the extent set forth in the Basic Agreement and the Trust Supplement relating to such series) entitling the holders thereof to the benefits of the Basic Agreement and the Trust Supplement relating to such series, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting enforcement
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January 28, 1998




         of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         We are members of the Bar of the State of Illinois, and we express no opinion herein concerning any laws other than the law of the State of Illinois, the Delaware General Corporation Law and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Opinions" in the Prospectuses that constitute a part of the Registration Statement.

                                                Very truly yours,


                                                 /s/ Neal, Gerber & Eisenberg

                                                NEAL, GERBER & EISENBERG